Exhibit 10.13

OPERATING AGREEMENT

This Operating Agreement (this "Agreement") is dated December 23,2010, and is entered into in Huainan City, Anhui Province, People's Republic of China ("PRC or "China") by and among Qiyang County Xiangmei Food Technical Research and Development Co., Ltd. ("Party A") and Hunan Xiangmei Food Co., Ltd. ("Hunan Xiangmei" or "Party B"), and the sole shareholder holding 100% of the issued and outstanding equity interests of Party B (the "Shareholder of Party B" or "Party CV Party A, Party B, and Party C are each referred to in this Agreement as a "Party" and collectively as the "Parties."

RECITALS

1.   Party A, a company incorporated in the PRC as a foreign investment enterprise, specializes in the research and development of agriculture products and consulting service;

2.   Party B is engaged in the sale and production of frozen food, ice cream and other food (collectively the "Business").

3.   The Shareholders of Party B collectively own 100% of the equity interests of Party B;

4.    Party A has established a business relationship with Party B pursuant to that certain Consulting Services Agreement dated December 23, 2010 (hereinafter "Consulting Services Agreement"):

5.    Pursuant to that the Consulting Services Agreement, Party B is obligated to make regular payments of consulting services fee to Party A during the term of the Consulting Services Agreement However, no payment has yet been made, and Party B's daily operation has a material effect on its ability to make such payments to Party A; and

6.    The Parties are entering into this Agreement to clarify certain matters in connection with Party B's operations in order to ensure Party B's ability to meet its obligations under the Consulting Services Agreement, including payment of consulting services fee.

NOW THEREFORE, all Parties of this Agreement hereby agree as follows through negotiations:

1.          Party A agrees, subject to Party B's agreement to relevant provisions of this Agreement, to be Party B's guarantor in connection with the contracts, agreements and transactions executed between Party B and any third party, and to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as a counter-guarantee, to pledge all of its relevant assets, including accounts receivable, to Party A. Pursuant to such guarantee arrangement, Party A may, pursuant to Section 5, enter into written guarantee agreements with Party B's counter-parties to assume guarantor liability, upon which Party B and Party C shall take all necessary actions (including, but not limited to, executing relevant documents and commencing relevant registrations) to carry out the counter-guarantee arrangements to be provided to Party A.

2.          In consideration of Section 1 herein and to ensure the performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and the Party C hereby jointly agree that Party B shall not, without the prior written consent of Party A, conduct any transactions which may materially affect the assets, ™ obligations, rights or the operations of Party B (excluding proceeding with Party B's normal business operation and the lien obtained by relevant counter parties due to such proceedings).

Such transactions shall include, without limitation the following:

2.1 To borrow money from any third party or assume any debt;

2.2 To sell or acquire from any third party any asset or right, including, but not limited to, any intellectual property rights;

2.3 To provide any guarantees to any third parties using its assets or intellectual property rights; or

2.4 To assign to any third party its business agreements.

3.   In order to further ensure Party B's performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and Party C hereby jointly agree to accept the corporate policies provided by Party A in connection with Party B's daily operations, financial management and the employment and dismissal of Party B's employees.

4.   Party B and Party C hereby jointly agree that Party C shall appoint such individuals as recommended by Party A to be Directors of Party B, and shall appoint members of Party A's senior management as Party B's General Manager, Chief Financial Officer, and other senior officers. If any member of such senior management leaves or is dismissed by Party A, he or she will lose the qualification to take any other position with Party B, and Party B shall appoint another member of Party A's senior management as recommended by Party A to take such position. The person recommended by Party A in accordance with this section shall have the qualifications necessary to be a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

5.   Party B, together with Party C, hereby jointly agree and confirm that Party B shall first seek guarantee from Party A if Party B requires any guarantee for its performance of any contract or loan in the course of its business operation. Under such circumstances, Party A shall have the right, but not the obligation, to provide the appropriate guarantee to Parry B at its sole discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6.   In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right, but not the obligation, to terminate all agreements between Party A and Party B, including, but not limited to, the Consulting Services Agreement.

7.   Any amendment to this Agreement shall be made in writing. The amendments duly executed by all Parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement

8.   If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.    Party B and Party C shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A, Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement if necessary and such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B or Party C will be required.

10.    The Parties hereby acknowledge and agree the confidentiality of all oral and written materials exchanged relating to this Agreement No Party shall disclose the confidential information to any other third party without the other Party's prior written approval, unless: (a) it was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party's legal counsel or financial consultant for the purpose of the transaction of this Agreement However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees or agents of any Party is deemed to be an act of such Party, and such Party shall bear all liabilities of the breach of confidentiality. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity shall not render mis Agreement unenforceable or invalid as a whole.

11.   This Agreement shall be governed and construed in accordance with PRC law.

12.   The Parties shall strive to settle any disputes arising from the interpretation or performance of this Agreement through amicable negotiations. If such dispute cannot be settled, any Party may submit such dispute to China International Economic and Trade Arbitration Commission ("CEETAC") for arbitration. The arbitration shall abide by the current rules of CDETAC, and the arbitration proceedings shall be conducted in Shanghai, China in Chinese. The judgment of the arbitration shall be final and binding upon the Parties.

13.    This Agreement shall be executed by a duly authorized representative of each Party as of the date first written above and becomes effective simultaneously.

14.   The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.   The term of this Agreement is twenty (20) years unless early terminated in accordance with the relevant provisions herein or by any other agreements reached by all Parties. The term may only be extended upon Party A's written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual negotiations.

16.   This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provisions herein. During the effective term of this Agreement, neither Party B nor Party C may terminate this Agreement Party A shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to Party B and Party C.

17.    This Agreement has been executed in four (3) duplicate originals in both English and Chinese.  Each Party has received one (1) original, and all originals shall be equally valid.

[SIGNATURE PAGE FOLLOWS]

 [SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Qiyang County Xiangmei Food Technical Research and Development Co., Ltd.

Legal/Authorized Representative

Name: Zhou Taiping

Title: Legal Representative

PARTY B:	Hunan Xiangmei Food Co., Ltd.

Name: Zhou Taiping

Title: Legal Representative

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

Shareholders of Hunan Xiangmei

Zhou Taiping
Owns 100% of Hunan Xiangmei

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